UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) June 12, 2006

                               DATASCENSION INC.
              (Exact name of Registrant as specified in charter)


           Nevada                       0-29087          87-0374623
         (State or other jurisdiction  Commission     (I.R.S. Employer
           of incorporation)            File Number)    identification)


        145 State College Blvd, Suite 350   Brea, CA             92821
       (Address of principal executive offices)              (Zip code)

 Registrant's Address and Telephone number, including area code: 714-482-9750



ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On June 12 , 2006, the Board of Directors had a meeting in which the Board authorized entering into a funding agreement with Longview et al, ("Longview") the Company's current investment group. Longview will assist the Company in the build out of a new facility in Costa Rica. Concurrent with the discounted $2 million note, Longview will reduce the interest on the November 2004 notes and remove some other provisions of the agreement.
The company received proceeds of $1.75 million. Additionally, the Company rolled a prior note agreement into this filing.The principal amount of $274,288 with the settled debt of $240,715. No cash was received in this transaction, but it was done to consolidate the debt and the respective terms.

In consideration for the reduction in interest cost and new funding, the Company authorizes the issuance of additional warrants to be registered by an SB-2 filing with the Securities and Exchange Commission.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2006, the Company entered into a Recapitalization  Agreement  with
TBeck  Capital,  Inc.,  a  Florida  corporation.   Prior  to the funding of the
agreement the parties mutually agreed to terminate the agreement.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 12 , 2006, there was a meeting of the Board of Directors in which the Board approved of the appointment of David Lieberman as an independent Board Member of the Company.

There is currently no formal employment agreement between the Company and Mr. Lieberman.

Mr. Lieberman has no arrangement or understanding with any person regarding his selection as a director of the registrant.

Mr. Lieberman has never been a party to any transaction or series of transactions with the registrant involving an amount in excess of $60,000 and no such transaction is, or series of transactions are, currently proposed.

Mr. Lieberman's experience includes serving in various Senior Executive positions with a strong financial and operations background. Currently Mr. Lieberman is on the Board of Directors of Dalrada Financial Corporation, an over the counter public company. Mr. Lieberman has been the Chief Financial Officer for John Goyak & Associates, Inc., an aerospace consulting firm located in Las Vegas, NV since 2003. Lieberman previously served as President and Chief Operating Officer of both JLS Services, Inc., since 1996, and International Purity, since 1997. From 1994 through 1996 Mr. Lieberman served as Chief Financial Officer and Chief Operating officer for California Athletic Clubs, Inc. Mr. Lieberman has over thirty years of financial experience beginning with five years as an accountant with Price Waterhouse from 1967 through 1972. Mr. Lieberman attended the University of Cincinnati, where he received his B.A. in Business. Mr. Lieberman is also a licensed CPA in the state of California.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit		Title

99.1    Subscription Agreement
99.2    Convertible Note - Longview Fund
99.3	Convertible Note - Alpha Capital
99.4    Purchase Warrant - Longview Fund
99.5    Purchase Warrant - Alpha Capital

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June 16 , 2006

                                Datascension Inc.


                                By: /s/ Scott Kincer
                                ---------------------------
                                Scott Kincer, President/CEO